UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

Outset Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39513	20-0514392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3052 Orchard Dr., San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (669) 231-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	OM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Outset Medical, Inc. (the “Company”) expects to hold the Company’s first annual meeting of stockholders (the “2021 Annual Meeting”) on June 3, 2021. A notice and proxy statement with more information regarding the 2021 Annual Meeting will be distributed to stockholders prior to such meeting.

Deadline for Rule 14a-8 Stockholder Proposals

Under the Securities and Exchange Commission’s proxy rules, the Company has set the deadline for submission of proposals to be included in the proxy materials for the 2021 Annual Meeting as March 4, 2021. Accordingly, in order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting, the proposal must be received by the Company’s Secretary at Outset Medical, Inc., 3052 Orchard Dr., San Jose, California 95134 on or before March 4, 2021, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Advance Notice Deadline for Director Nominations and Other Stockholder Proposals

In accordance with the Company’s bylaws, for director nominations or stockholder proposals to be brought before the 2021 Annual Meeting, other than Rule 14a-8 proposals described above, written notice must be received by the Company’s Secretary at Outset Medical, Inc., 3052 Orchard Dr., San Jose, California 95134 on or before March 4, 2021. Such notices must also comply with the requirements set forth in the Company’s bylaws and other applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Outset Medical, Inc.

Date: February 22, 2021	By:	/s/ John L. Brottem
John L. Brottem
General Counsel

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